EXHIBIT 4.1



                       COMMUNITY NATIONAL BANCORPORATION

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            NON-VOTING SERIES A PREFERRED STOCK PURCHASE AGREEMENT

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                                 APRIL 9, 2003

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                                 TABLE OF CONTENTS


1.    PURCHASE AND SALE OF PREFERRED STOCK.................................. 1
      (a)   Authorization of Preferred Stock................................ 1
      (b)   Purchase of Preferred Stock..................................... 1
      (c)   Closing Date.................................................... 1
      (d)   Form of Payment and Delivery of Certificates.................... 1

2.    PURCHASER'S REPRESENTATIONS AND WARRANTIES............................ 2
      (a)   Investment Purpose.............................................. 2
      (b)   Accredited Investor Status...................................... 2
      (c)   Reliance on Exemptions.......................................... 2
      (d)   Information..................................................... 2
      (e)   No Governmental Review.......................................... 2
      (f)   Authorization, Enforcement...................................... 3
      (g)   Knowledge and Experience; Financial Capability.................. 3
      (h)   Proportionate Investment........................................ 3
      (i)   Address of Purchaser............................................ 3

3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................... 3
      (a)   Organization and Qualification.................................. 3
      (b)   Authorization, Enforcement...................................... 3
      (c)   Governmental Consent............................................ 4
      (d)   Issuance of Securities.......................................... 4
      (e)   No General Solicitation......................................... 4

4.    COVENANTS............................................................. 4
      (a)   Satisfaction of Conditions...................................... 4
      (b)   Use of Proceeds................................................. 4
      (c)   Expenses........................................................ 5

5.    CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL........................ 5

6.    CONDITIONS TO THE PURCHASERS' OBLIGATION TO PURCHASE.................. 5

7.    MISCELLANEOUS PROVISIONS.............................................. 6
      (a)   Governing Law................................................... 6
      (b)   Counterparts; Facsimile Delivery................................ 6
      (c)   Headings........................................................ 6
      (d)   Severability.................................................... 6
      (e)   Entire Agreement; Amendments.................................... 6
      (f)   Notices......................................................... 6
      (g)   Successors and Assigns.......................................... 7
      (h)   No Third Party Beneficiaries.................................... 7

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      (i)   Survival........................................................ 7
      (j)   Further Assurances.............................................. 8
      (k)   No Strict Construction.......................................... 8


EXHIBIT A   SCHEDULE OF PURCHASERS

EXHIBIT B   CERTIFICATE OF DESIGNATION OF THE NON-VOTING SERIES A PREFERRED
            STOCK


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             NON-VOTING SERIES A PREFERRED STOCK PURCHASE AGREEMENT

     THIS NON-VOTING SERIES A PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made as of April 9, 2003, by and among Community National Bancorporation, a Georgia corporation (the "Company"), and the investors listed on Exhibit A attached hereto (the "Schedule of Purchasers") (each such investor
   ---------
individually, a "Purchaser," and all such investors collectively, the "Purchasers").

     WHEREAS, the Purchasers wish to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, an aggregate of 61,500 shares of the Company's Non-Voting Series A Preferred Stock, without par value (the "Preferred Stock"), at a price of $10.00 per share.

     NOW THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the Company and the Purchasers hereby agree as follows:

     1.   PURCHASE AND SALE OF PREFERRED STOCK.

          a.   Authorization of Preferred Stock.  The Board of Directors shall,
               --------------------------------
     prior to the Closing (as defined below), adopt and file with the Secretary of State of the State of Georgia a Certificate of Designation containing the preferences, limitations and relative rights of the Preferred Stock, substantially in the form attached hereto as Exhibit B (the "Certificate of Designation").

          b.   Purchase of Preferred Stock.  Subject to the satisfaction or
               ---------------------------
     waiver of the conditions set forth in Sections 5 and 6 below, the Company shall sell to the Purchasers, and the Purchasers shall purchase from the Company, shares of Preferred Stock, in the respective amounts set forth opposite each Purchaser's name on the Schedule of Purchasers.

          c.   Closing Date.  The date and time of the Closing (the "Closing
               ------------
     Date") shall be 10:00 a.m. Atlanta Time on the date of this Agreement, or such later date as is mutually agreed to by the Company and the Purchasers at the offices of Sutherland Asbill & Brennan LLP, 999 Peachtree Street, N.E., Atlanta, Georgia 30309.

          d.   Form of Payment and Delivery of Certificates.  On the Closing
               --------------------------------------------
     Date:

               (i) Each Purchaser shall deliver funds to the Company via wire transfer of immediately available funds pursuant to the wire instructions provided by the Company in the respective amounts set forth opposite each Purchaser's name on the Schedule of Purchasers; and

               (ii) The Company shall deliver to each Purchaser a stock certificate representing the total number of shares of Preferred Stock which such Purchaser is purchasing from the Company (as indicated opposite such Purchaser's name on the Schedule of Purchasers), duly executed on behalf of the Company and registered in the name of such Purchaser (the "Certificates").

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     2.   PURCHASER'S REPRESENTATIONS AND WARRANTIES.

          Each Purchaser represents and warrants with respect to only itself that:

          a.   Investment Purpose.  The Purchaser is acquiring the Preferred
               ------------------
     Stock, for its own account for investment only and not with a view towards, or for resale in connection with, the sale or distribution thereof. Purchaser understands that the Preferred Stock has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws by reason of exemptions from the registration provisions of the Securities Act and the various state securities laws which depend upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. Purchaser understands that no public market now exists for the Preferred Stock and that it is uncertain whether a public market will ever exist for the Preferred Stock. Purchaser acknowledges that, because they have not been registered under the Securities Act, the shares of Preferred Stock it is purchasing must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Certificates representing such Preferred Stock shall bear a restrictive legend for so long as such securities are restricted securities as defined by the Securities Act.

          b.   Accredited Investor Status.  The Purchaser is an "accredited
               --------------------------
     investor" as that term is defined in Rule 501(a)(4) of Regulation D under the Securities Act because Purchaser is a director of the Company.

          c.   Reliance on Exemptions.  The Purchaser understands that the
               ----------------------
     Preferred Stock is being offered and sold to it in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such securities.

          d.   Information.  The Purchaser has had access to all material and
               -----------
     relevant information concerning the Company, thereby enabling the Purchaser to make an informed investment decision with respect to an investment in the Preferred Stock. The Purchaser understands that its investment in the Preferred Stock involves a high degree of risk and a possible total loss of investment. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Preferred Stock.

          e.   No Governmental Review.  The Purchaser understands that no United
               ----------------------
     States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Preferred Stock, or the fairness or suitability of the investment in the Preferred Stock, nor have such authorities passed upon or endorsed the merits of the offering of the Preferred Stock.

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          f.   Authorization; Enforcement.  This Agreement has been duly and
               --------------------------
     validly authorized, executed and delivered on behalf of the Purchaser and is a valid and binding agreement of the Purchaser enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

          g.   Knowledge and Experience; Financial Capability.  The Purchaser
               ----------------------------------------------
     has such knowledge and experience in financial and business matters that
     (i) the Purchaser is capable of evaluating the merits and risks of the investment in the Preferred Stock, (ii) the Purchaser has determined that such investment is suitable for the Purchaser in view of its financial circumstances and available investment opportunities, and (iii) the Purchaser has no need for liquidity of the investment and has no reason to believe that there will be any change in its financial circumstances which may cause or require any sale, transfer or other distribution of the Preferred Stock.

          h.   Proportionate Investment.  The Purchaser's overall commitment to
               ------------------------
     investments which are not readily marketable and which involve a high degree of risk is not disproportionate to the Purchaser's net worth, and the Purchaser's investment in the Preferred Stock will not cause such overall commitment to become excessive.

          i.   Address of Purchaser.  The Purchaser's address set forth below
               --------------------
     its name on the Schedule of Purchasers is the true and correct address of the principal residence of the Purchaser. This Agreement was executed on behalf of the Purchaser within the State of Georgia.


     3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to each of the Purchasers that are purchasing shares of Preferred Stock on the Closing Date that, as of the Closing Date:

          a.   Organization and Qualification.  The Company and its subsidiaries
               ------------------------------
     are corporations duly organized and validly existing in good standing under the laws of the jurisdictions in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

          b.   Authorization; Enforcement.  The Company has the requisite
               --------------------------
     corporate power and authority to enter into this Agreement, and has or at the Closing Date will have the corporate power and authority to perform its obligations under this Agreement and to issue and sell the Preferred Stock in accordance with the terms hereof. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the

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     authorization, execution, delivery and performance of this Agreement by the
     Company and the authorization, sale, issuance and delivery of the Series A Preferred has been taken or will be taken prior to the Closing. This Agreement has been duly executed and delivered by the Company. As of the Closing, this Agreement will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies. As of the Closing, the Certificate of Designation will have been filed with the Secretary of State of the State of Georgia and will be in full force and effect, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

          c.   Governmental Consent.  No consent, approval, order or
               --------------------
     authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement and the offer, sale or issuance of the Series A Preferred, except for filings pursuant to Regulation D under the Securities Act and similar state securities law filings, which filings will be effected within the applicable period therefore.

          d.   Issuance of Securities.  At the Closing, the Preferred Stock
               ----------------------
     will be duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Preferred Stock.

          e.   No General Solicitation.  Neither the Company, nor any of its
               -----------------------
     affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Preferred Stock.


     4.   COVENANTS.

          a.   Satisfaction of Conditions.  Each party shall use its
               --------------------------
     commercially reasonable best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

          b.   Use of Proceeds.  The Company intends to use the proceeds from
               ---------------
     the sale of the Preferred Stock to make a principal payment on a line of credit facility that was due on April 1, 2003, to pay the amounts set forth in Section 4(c) and to pay other expenses of the Company.

          c.   Expenses.  The Company shall pay the reasonable costs and
               --------
     expenses incurred by each Purchaser incurred in connection with the

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
     negotiation, investigation, preparation, execution and delivery of this Agreement or any other agreements necessary for each such Purchaser to finance its obligation to pay the purchase price of the Preferred Stock it is purchasing.


     5.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

          The obligations of the Company hereunder to sell the Preferred Stock to the Purchasers at the Closing are subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

          a. Each Purchaser shall have executed this Agreement and delivered the same to the Company.

          b. Each Purchaser shall have delivered to the Company the purchase price for the Preferred Stock being purchased by the Purchaser at the Closing in accordance with Section 1(d)(ii).

          c. The representations and warranties of each Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date and each Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

          d. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement (except for such as may be properly obtained subsequent to the Closing Date).


     6.   CONDITIONS TO THE PURCHASERS' OBLIGATION TO PURCHASE.

          The obligation of the Purchasers hereunder to purchase the Preferred Stock at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Purchasers' sole benefit and may be waived by the Purchasers at any time in their sole discretion:

          a. The Company shall have executed this Agreement and delivered the same to the Purchasers.

          b. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

          c. The Company shall at the Closing execute and deliver to each Purchaser the respective Certificates (in such denominations as each Purchaser shall request) for the Preferred Stock being purchased by such Purchaser at the Closing.

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
          d. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreements (except for such as may be properly obtained subsequent to the Closing Date).


     7.   MISCELLANEOUS PROVISIONS.

          a.   Governing Law.  This Agreement shall be governed by and
               -------------
     interpreted in accordance with the laws of the State of Georgia without regard to the principles of conflict of laws.

          b.   Counterparts; Facsimile Delivery.  This Agreement may be executed
               --------------------------------
     in two or more counterparts, each of which shall be an original and all of which shall be considered one and the same agreement. This Agreement may be executed and delivered via facsimile transmission. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause such number of original executed signature pages as the other parties reasonably request to be physically delivered to such parties within five (5) days of the execution and delivery hereof, provided, however, that failure to deliver such original executed signature pages shall not affect the validity of this Agreement.

          c.   Headings.  The headings of this Agreement are for convenience of
               --------
     reference and shall not form part of, or affect the interpretation of, this Agreement.

          d.   Severability.  If any provision of this Agreement shall be
               ------------
     invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

          e.   Entire Agreement; Amendments.  This Agreement supersedes all
               ----------------------------
     other prior oral or written agreements between the Purchasers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments, exhibits and schedules referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. Any term of this Agreement may be waived or amended in writing and only with the written consent of the Company and the holders of a majority of the shares of Preferred Stock then outstanding.

          f.   Notices.  Any notices, consents, waivers, or other communications
               -------
     required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or electronic mail (with receipt confirmed and promptly confirmed by personal delivery, U.S. first class mail, or overnight delivery), (iii) three (3) days after being sent by U.S. registered or certified mail, postage prepaid, return receipt requested; or (iv) one (1) day after deposit with a

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
     nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

          If to the Company:

          Community National Bancorporation
          561 East Washington Avenue
          Box 2619
          Ashburn, Georgia  31714
          Attention:  Ruth Raines
          Telephone:  (229) 567-9686
          Facsimile:  (229) 567-3227

          With a copy to (which shall not constitute notice):

          Sutherland Asbill & Brennan LLP
          999 Peachtree Street, N.E.
          Atlanta, Georgia 30309
          Attn: B. Knox Dobbins, Esq.
          Telephone:  (404) 853-8053
          Facsimile:  (404) 853-8806


     If to the Purchaser, to such Purchaser's address and facsimile number on the Schedule of Purchasers. Each party shall provide five (5) days' prior written notice to the other parties of any change in its address or facsimile number.

          g.   Successors and Assigns.  This Agreement shall be binding upon and
               ----------------------
     inure to the benefit of the parties and their respective successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. No Purchaser may assign its rights hereunder without the consent of the Company, and no assignment shall release such Purchaser from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption.

          h.   No Third Party Beneficiaries.  This Agreement is intended for the
               ----------------------------
     benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          i.   Survival.  The representations and warranties of the Company and
               --------
     the Purchasers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4 and 7(j) shall survive the Closing for a period of one (1) year; provided however, that each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

          j.   Further Assurances.  Each party shall do and perform, or cause to
               ------------------
     be done and performed, all such further acts and things, and shall execute

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     and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          k.   No Strict Construction.  The language used in this Agreement will
               ----------------------
     be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     IN WITNESS WHEREOF, the Purchasers and the Company have caused this Series A Preferred Stock Purchase Agreement to be duly executed as of the date first written above.


                                        "COMPANY"

                                        Community National Bancorporation



                                        By:    /s/Theron G. Reed
                                               -----------------------------
                                        Name:  Theron G. Reed
                                        Its:   President and Chief Executive
                                               Officer

                      [Signatures continue on following page.]

                                        "PURCHASERS"


                                        By:    /s/Shirley Crawford
                                               -----------------------------
                                        Name:  Shirley Crawford


                                        By:    /s/Benny W. Denham
                                               -----------------------------
                                        Name:  Benny W. Denham


                                        By:    /s/Willis R. Collins
                                               -----------------------------
                                        Name:  Willis R. Collins


                                        By:    /s/Lloyd G. Ewing
                                               -----------------------------
                                        Name:  Lloyd G. Ewing


                                        By:    /s/Freddie J. Weston
                                               -----------------------------
                                        Name:  Freddie J. Weston


                                        By:    /s/ Grady Moore
                                               -----------------------------
                                        Name:  Grady Moore


                                        By:    /s/Ruth Raines
                                               -----------------------------
                                        Name:  Ruth Raines


                                        By:    /s/B.E. Walker
                                               -----------------------------
                                        Name:  B.E. Walker


                                        By:    /s/Jimmie Ann Ward
                                               -----------------------------
                                        Name:  Jimmie Ann Ward


                                        By:    /s/T. Brinson Brock, Sr.
                                               -----------------------------
                                        Name:  T. Brinson Brock, Sr.

                     [Signatures continue on following page.]

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                                        By:    /s/Donald M. Crews
                                               -----------------------------
                                        Name:  Donald M. Crews


                                        By:    /s/Bobby Y. Franklin
                                               -----------------------------
                                        Name:  Bobby Y. Franklin


                                        By:    /s/Joe S. Sheppard
                                               -----------------------------
                                        Name:  Joe S. Sheppard


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